Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related prospectus of Transcat, Inc. (“the Company”) of our report dated May 28, 2024 relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting of Transcat, Inc. appearing in the Annual Report on Form 10-K of Transcat, Inc. for the year ended March 30, 2024.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Freed Maxick P.C. (f/k/a Freed Maxick CPAs, P.C.)

Rochester, New York
January 22, 2025